Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-175203 on Form S-8 of OmniAmerican Bancorp, Inc. of our report dated June 29, 2011 appearing in this Annual Report on Form 11-K of OmniAmerican Bank 401(k) Profit Sharing Plan for the year ended December 31, 2010.

/s/ Crowe Horwath LLP

South Bend, Indiana
June 29, 2011